Exhibit 10.18

February 2, 2006

Star Gas Partners, L.P.

2187 Atlantic Street

Stamford, Connecticut 06902

Ladies and Gentlemen:

We have been furnished with a copy of the quarterly report on Form 10-Q of Star Gas Partners, L.P. (the “Partnership”) for the three months ended December 31, 2005, and have read the Partnership’s statements contained in Note 3 to the condensed consolidated financial statements included therein. As stated in Note 3, the Partnership changed its method of accounting for accounting for inventory to the weighted average cost method from the first-in, first-out method and states that the newly adopted accounting principle is preferable in the circumstances because it reflects a more accurate correlation between revenues and product costs experienced in the Partnership’s business environment by normalizing the carrying cost of heating oil and other fuels given the increasing short-term volatility in the marketplace for these products. In accordance with your request, we have reviewed and discussed with Partnership officials the circumstances and business judgment and planning upon which the decision to make this change in the method of accounting was based.

We have not audited any financial statements of the Partnership as of any date or for any period subsequent to September 30, 2005, nor have we audited the information set forth in the aforementioned Note 3 to the condensed consolidated financial statements; accordingly, we do not express an opinion concerning the factual information contained therein.

With regard to the aforementioned accounting change, authoritative criteria have not been established for evaluating the preferability of one acceptable method of accounting over another acceptable method. However, for purposes of the Partnership’s compliance with the requirements of the Securities and Exchange Commission, we are furnishing this letter.

Based on our review and discussion, with reliance on management’s business judgment and planning, we concur that the newly adopted method of accounting is preferable in the Partnership’s circumstances.

Very truly yours,